QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of REMEC, Inc. of our report dated April 17, 2002, except for Note 16, which is as of June 5, 2002, relating to the financial statements, which appears in Spectrian Corporation's 2002 Annual Report on Form 10-K/A for the year ended March 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California
November 15, 2002

QuickLinks

  EXHIBIT 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS